Exhibit 99.1

E*TRADE Financial Corporation Announces Fourth Quarter and Full Year 2012 Results

NEW YORK--(BUSINESS WIRE)--January 24, 2013--E*TRADE Financial Corporation (NASDAQ: ETFC):

Fourth Quarter Results

  Net loss of $186 million, or $0.65 loss per share on total net revenue of $468 million
  Gain on securities revenue of $62 million, including gains related to securities sold to reduce asset balances as a result of the reduction of approximately $1 billion in wholesale funding obligations, which resulted in a loss of $28 million included in loss on early extinguishment of debt
  Provision for loan losses of $74 million
  Refinance of $1.3 billion of corporate debt, which resulted in a $257 million loss on early extinguishment of debt
  Balance sheet contraction of $3.0 billion, primarily driven by approximately $3.6 billion in deleveraging and $0.5 billion of customer net buying
  Daily Average Revenue Trades (DARTs) of 128,000
  Net new brokerage accounts of 10,000
  Net new brokerage assets of $2.3 billion; end of period customer assets of $201 billion

Full Year 2012 Performance

  Net loss of $113 million, or $0.39 loss per share
  Total net revenue of $1.9 billion
  Provision for loan losses of $355 million
  DARTs of 138,000
  Net new brokerage accounts of 120,000
  Net new brokerage assets of $10.4 billion

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its fourth quarter ended December 31, 2012, reporting a net loss of $186 million, or $0.65 loss per share. This compares with a net loss of $29 million, or $0.10 loss per share in the prior quarter, and a net loss of $6 million, or $0.02 loss per share in the fourth quarter of 2011. The Company reported total net revenue of $468 million for the fourth quarter of 2012, compared with $490 million in the prior quarter and $475 million in the fourth quarter of 2011.

During the quarter, the Company’s income tax benefit included approximately $38 million of expense related primarily to a recent change to the California tax code and its impact on certain state deferred tax assets.

“While 2012 was characterized by a retrenchment of the retail investor, our brokerage business remained resilient,” said Matthew Audette, CFO. “Our net new assets and accounts surpassed 2011 levels as we continued to grow the franchise and made solid early progress in the retirement and investing segment. Additionally, we strengthened the financial position of the firm by executing on several elements of our long-term Strategic and Capital Plan. We deleveraged our balance sheet, improved our Bank capital ratios, refinanced $1.3 billion in expensive corporate debt and identified over $100 million of cost reductions. We look forward to building on this momentum during 2013.”

On January 17, E*TRADE’s Board of Directors announced the appointment of Paul Idzik as Chief Executive Officer, effective January 22.

“E*TRADE has built a lasting and iconic brand trusted by traders and investors alike, allowing the brokerage franchise to strengthen in the midst of a difficult economic environment,” said Paul Idzik, CEO. “I am enthusiastic about this opportunity and look forward to leading this company during its next phase of growth.”

E*TRADE reported DARTs of 128,000 during the quarter, a decrease of one percent from the prior quarter and a decrease of nine percent versus the same quarter a year ago. DARTs for the full year were 138,000, down from 157,000 in 2011.

At quarter end, the Company reported 4.5 million customer accounts, which included 2.9 million brokerage accounts. Net new brokerage accounts were 10,000 during the quarter compared with 18,000 in the prior quarter and 10,000 in the fourth quarter of 2011. For the full year, net new brokerage accounts totaled 120,000, compared with 99,000 in 2011.

The Company ended the quarter with $201 billion in total customer assets, compared with $204 billion at the end of the third quarter and $172 billion at the end of 2011.

During the quarter, customers added $2.3 billion in net new brokerage assets, totaling $10.4 billion for the full year. Brokerage related cash increased by $1.3 billion to $33.9 billion during the period, while customers were net buyers of approximately $0.5 billion of securities. Margin receivables averaged $5.8 billion in the quarter, up four percent sequentially and up 18 percent year over year.

Net operating interest income for the fourth quarter was $260 million, down from $261 million in the prior quarter and $289 million a year ago. Fourth quarter results reflected a net interest spread of 2.38 percent on average interest-earning assets of $42.9 billion, compared with a net interest spread of 2.28 percent on average interest-earning assets of $44.9 billion in the prior quarter.

Commissions, fees and service charges, principal transactions, and other revenue in the fourth quarter were $151 million, compared with $153 million in the prior quarter and $156 million in the fourth quarter of 2011. Average commission per trade for the quarter was $11.10, compared to $11.24 in the prior quarter, and $10.80 in the fourth quarter of 2011.

Total operating expenses for the quarter decreased $4 million sequentially to $285 million. For the year, operating expenses were $1.2 billion.

In December, the Company completed a refinance of its 12.50% Springing Lien Notes due 2017 and its 7.875% Senior Notes due 2015, using the net proceeds from a $1.305 billion issuance of new Senior Notes. The new Senior Notes were issued in two tranches - $505 million of 6.0% notes due 2017, and $800 million of 6.375% notes due 2019. The transaction, which resulted in a pre-tax loss of $257 million on early extinguishment of debt, lowered the Company’s annual debt servicing costs by approximately $70 million on a pre-tax basis.

Total assets ended the quarter at $47.4 billion, decreasing $3.0 billion from the prior quarter, as the Company completed deleveraging actions of approximately $3.6 billion. Deleveraging included approximately $2.6 billion in brokerage-related customer cash directed to third party institutions, consisting of $1.2 billion in sweep deposits; $0.9 billion in customer payables; and $0.5 billion from newly-opened accounts. Additionally, approximately $1 billion in wholesale funding obligations were reduced in the quarter, resulting in a pre-tax loss of $28 million on early extinguishment of debt. The corresponding reduction to assets resulted in a gain on sale of securities, included in the $62 million of total net gains recorded during the quarter.

The Company’s loan portfolio ended the quarter at $10.6 billion, contracting $557 million from the prior quarter and a reduction of $2.6 billion from the year ago quarter, primarily related to $455 million and $1.9 billion of paydowns for the respective periods. Fourth quarter provision for loan losses decreased from $141 million in the prior quarter to $74 million.

Net charge-offs in the quarter were $102 million, a decrease of $57 million from the prior quarter. The allowance for loan losses at quarter-end was $481 million, down $28 million from the previous quarter.

For the Company’s entire loan portfolio, special mention delinquencies increased five percent sequentially, and total at-risk delinquencies increased one percent versus the third quarter. As compared to the year-ago period, special mention delinquencies declined 27 percent and total at-risk delinquencies declined 28 percent.

As of December 31, 2012, the Company reported consolidated Tier 1 leverage and risk-based ratios(1) of 5.5 percent and 13.7 percent, respectively; down from 5.8 percent and 14.3 percent in the prior period. The Company’s consolidated Tier 1 common ratio(2) ended the quarter at 10.3 percent, down from 10.9 percent in the prior period. E*TRADE Bank ended the quarter with Tier 1 leverage(3) and total risk-based capital ratios of 8.7 percent and 20.6 percent, up from 7.9 percent and 19.3 percent, respectively, at the end of the prior period.

Historical metrics and financials can be found on the E*TRADE Financial Investor Relations website at investor.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. EST today. This conference call will be available to domestic participants by dialing 800-709-0218 and international participants by dialing 212-231-2910. A live audio webcast and replay of this conference call will also be available at investor.etrade.com.

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements: The statements contained in this news release that are forward looking, including statements regarding our growth in net new assets and accounts, progress in the retirement and investing segment, strengthening the financial position of the firm, deleveraging of the balance sheet, capital ratio improvement and cost saves, are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, our potential inability to reduce our balance sheet and costs, potential changes in market activity, anticipated changes in the rate of new customer acquisition and in rate of net acquisition of brokerage accounts and assets, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or potentially more restrictive policies or interpretations of the Federal Reserve and the Office of the Comptroller of the Currency or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2013 E*TRADE Financial Corporation. All rights reserved.

Financial Statements
E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue:
Operating interest income	$320,340	$366,519	$1,371,098	$1,532,339
Operating interest expense	(60,109)	(77,261)	(286,033)	(312,380)
Net operating interest income	260,231	289,258	1,085,065	1,219,959
Commissions	86,675	94,553	377,843	436,243
Fees and service charges	30,194	27,153	122,170	130,452
Principal transactions	25,594	24,682	93,156	105,359
Gains on loans and securities, net	61,798	32,547	200,366	120,233
Net impairment	(5,729)	(2,765)	(16,925)	(14,907)
Other revenues	8,893	9,582	37,821	39,260
Total non-interest income	207,425	185,752	814,431	816,640
Total net revenue	467,656	475,010	1,899,496	2,036,599
Provision for loan losses	74,410	123,036	354,637	440,614
Operating expense:
Compensation and benefits	80,108	88,673	352,725	333,646
Clearing and servicing	30,387	33,957	128,635	147,052
Advertising and market development	29,295	36,530	139,451	145,172
FDIC insurance premiums	30,341	25,154	117,240	105,442
Professional services	25,631	24,940	86,321	89,672
Occupancy and equipment	18,825	17,842	74,346	68,840
Communications	18,016	17,623	73,054	67,335
Depreciation and amortization	22,229	21,939	90,616	89,583
Amortization of other intangibles	6,296	6,538	25,183	26,151
Facility restructuring and other exit activities	4,174	1,650	7,689	7,706
Other operating expenses	20,056	29,414	66,825	154,305
Total operating expense	285,358	304,260	1,162,085	1,234,904
Income before other income (expense) and income tax expense (benefit)	107,888	47,714	382,774	361,081
Other income (expense):
Corporate interest income	35	13	90	702
Corporate interest expense	(43,984)	(44,959)	(179,877)	(177,829)
Gains on sales of investments, net	1	6	18	44
Gains (losses) on early extinguishment of debt	(284,653)	-	(335,261)	3,091
Equity in income (loss) of investments and venture funds	(482)	(1,956)	1,292	(1,759)
Total other income (expense)	(329,083)	(46,896)	(513,738)	(175,751)
Income (loss) before income tax expense (benefit)	(221,195)	818	(130,964)	185,330
Income tax expense (benefit)	(35,136)	7,164	(18,381)	28,629
Net income (loss)	$(186,059)	$(6,346)	$(112,583)	$156,701

Basic earnings (loss) per share	$(0.65)	$(0.02)	$(0.39)	$0.59
Diluted earnings (loss) per share	$(0.65)	$(0.02)	$(0.39)	$0.54
Shares used in computation of per share data:
Basic	286,016	285,153	285,748	267,291
Diluted	286,016	285,153	285,748	289,822

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011
Revenue:
Operating interest income	$320,340	$333,977	$366,519
Operating interest expense	(60,109)	(73,100)	(77,261)
Net operating interest income	260,231	260,877	289,258
Commissions	86,675	90,424	94,553
Fees and service charges	30,194	30,915	27,153
Principal transactions	25,594	22,177	24,682
Gains on loans and securities, net	61,798	78,977	32,547
Net impairment	(5,729)	(2,395)	(2,765)
Other revenues	8,893	9,060	9,582
Total non-interest income	207,425	229,158	185,752
Total net revenue	467,656	490,035	475,010
Provision for loan losses	74,410	141,019	123,036
Operating expense:
Compensation and benefits	80,108	94,790	88,673
Clearing and servicing	30,387	30,856	33,957
Advertising and market development	29,295	26,001	36,530
FDIC insurance premiums	30,341	31,342	25,154
Professional services	25,631	20,421	24,940
Occupancy and equipment	18,825	19,423	17,842
Communications	18,016	17,560	17,623
Depreciation and amortization	22,229	23,044	21,939
Amortization of other intangibles	6,296	6,296	6,538
Facility restructuring and other exit activities	4,174	2,350	1,650
Other operating expenses	20,056	16,950	29,414
Total operating expense	285,358	289,033	304,260
Income before other income (expense) and income tax expense (benefit)	107,888	59,983	47,714
Other income (expense):
Corporate interest income	35	21	13
Corporate interest expense	(43,984)	(45,483)	(44,959)
Gains on sales of investments, net	1	18	6
Losses on early extinguishment of debt	(284,653)	(50,608)	-
Equity in loss of investments and venture funds	(482)	(234)	(1,956)
Total other income (expense)	(329,083)	(96,286)	(46,896)
Income (loss) before income tax expense (benefit)	(221,195)	(36,303)	818
Income tax expense (benefit)	(35,136)	(7,678)	7,164
Net loss	$(186,059)	$(28,625)	$(6,346)

Basic loss per share	$(0.65)	$(0.10)	$(0.02)
Diluted loss per share	$(0.65)	$(0.10)	$(0.02)
Shares used in computation of per share data:
Basic	286,016	285,850	285,153
Diluted	286,016	285,850	285,153

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share data)
(Unaudited)

	December 31,	September 30,	December 31,
	2012	2012	2011
ASSETS
Cash and equivalents	$2,761,494	$2,825,012	$2,099,839
Cash required to be segregated under federal or other regulations	376,898	1,434,330	1,275,587
Trading securities	101,270	107,378	54,372
Available-for-sale securities	13,443,020	14,925,459	15,651,493
Held-to-maturity securities	9,539,948	9,684,568	6,079,512
Margin receivables	5,804,041	5,608,253	4,826,256
Loans receivable, net	10,098,723	10,627,434	12,332,807
Investment in FHLB stock	67,400	128,944	140,183
Property and equipment, net	288,170	294,517	299,693
Goodwill	1,934,232	1,934,232	1,934,232
Other intangibles, net	260,622	266,918	285,805
Other assets	2,710,921	2,518,560	2,960,673
Total assets	$47,386,739	$50,355,605	$47,940,452

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$28,392,552	$29,127,826	$26,459,985
Securities sold under agreements to repurchase	4,454,661	4,609,117	5,015,499
Customer payables	4,964,922	6,013,640	5,590,858
FHLB advances and other borrowings	1,260,916	2,325,846	2,736,935
Corporate debt	1,764,982	1,505,466	1,493,552
Other liabilities	1,644,236	1,679,856	1,715,673
Total liabilities	42,482,269	45,261,751	43,012,502

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
December 31, 2012, September 30, 2012 and December 31, 2011, shares issued and outstanding: 286,114,334 at December 31, 2012, 286,056,306 at September 30, 2012
and 285,368,075 at December 31, 2011	2,861	2,861	2,854
Additional paid-in-capital	7,319,257	7,316,057	7,306,862
Accumulated deficit	(2,107,720)	(1,921,661)	(1,995,137)
Accumulated other comprehensive loss	(309,928)	(303,403)	(386,629)
Total shareholders' equity	4,904,470	5,093,854	4,927,950
Total liabilities and shareholders' equity	$47,386,739	$50,355,605	$47,940,452

Segment Reporting
	Three Months Ended December 31, 2012
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(4)	Total
	(In thousands)
Revenue:
Operating interest income	$153,296	$249,634	$-	$(82,590)	$320,340
Operating interest expense	(5,282)	(137,417)	-	82,590	(60,109)
Net operating interest income	148,014	112,217	-	-	260,231
Commissions	86,675	-	-	-	86,675
Fees and service charges	29,727	467	-	-	30,194
Principal transactions	25,594	-	-	-	25,594
Gains (losses) on loans and securities, net	(12)	61,993	(183)	-	61,798
Net impairment	-	(5,729)	-	-	(5,729)
Other revenues	7,676	1,217	-	-	8,893
Total non-interest income	149,660	57,948	(183)	-	207,425
Total net revenue	297,674	170,165	(183)	-	467,656
Provision for loan losses	-	74,410	-	-	74,410
Operating expense:
Compensation and benefits	58,958	3,303	17,847	-	80,108
Clearing and servicing	16,575	13,812	-	-	30,387
Advertising and market development	29,293	2	-	-	29,295
FDIC insurance premiums	-	30,341	-	-	30,341
Professional services	16,010	174	9,447	-	25,631
Occupancy and equipment	16,669	425	1,731	-	18,825
Communications	17,208	336	472	-	18,016
Depreciation and amortization	17,987	169	4,073	-	22,229
Amortization of other intangibles	6,296	-	-	-	6,296
Facility restructuring and other exit activities	-	-	4,174	-	4,174
Other operating expenses	10,085	3,636	6,335	-	20,056
Total operating expense	189,081	52,198	44,079	-	285,358
Segment income (loss) before other income (expense)	108,593	43,557	(44,262)	-	107,888
Other income (expense):
Corporate interest income	-	-	35	-	35
Corporate interest expense	-	-	(43,984)	-	(43,984)
Gains on sale of investments, net	-	-	1	-	1
Losses on early extinguishment of debt	-	-	(284,653)	-	(284,653)
Equity in loss of investments and venture funds	-	-	(482)	-	(482)
Total other income (expense)	-	-	(329,083)	-	(329,083)
Segment income (loss)	$108,593	$43,557	$(373,345)	$-	$(221,195)

	Three Months Ended September 30, 2012
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(4)	Total
	(In thousands)
Revenue:
Operating interest income	$165,523	$264,977	$-	$(96,523)	$333,977
Operating interest expense	(8,718)	(160,905)	-	96,523	(73,100)
Net operating interest income	156,805	104,072	-	-	260,877
Commissions	90,424	-	-	-	90,424
Fees and service charges	30,311	604	-	-	30,915
Principal transactions	22,177	-	-	-	22,177
Gains (losses) on loans and securities, net	3	78,980	(6)	-	78,977
Net impairment	-	(2,395)	-	-	(2,395)
Other revenues	7,747	1,313	-	-	9,060
Total non-interest income	150,662	78,502	(6)	-	229,158
Total net revenue	307,467	182,574	(6)	-	490,035
Provision for loan losses	-	141,019	-	-	141,019
Operating expense:
Compensation and benefits	61,994	4,442	28,354	-	94,790
Clearing and servicing	17,409	13,447	-	-	30,856
Advertising and market development	26,000	1	-	-	26,001
FDIC insurance premiums	-	31,342	-	-	31,342
Professional services	7,218	388	12,815	-	20,421
Occupancy and equipment	17,381	453	1,589	-	19,423
Communications	16,819	330	411	-	17,560
Depreciation and amortization	18,946	167	3,931	-	23,044
Amortization of other intangibles	6,296	-	-	-	6,296
Facility restructuring and other exit activities	-	-	2,350	-	2,350
Other operating expenses	8,400	2,634	5,916	-	16,950
Total operating expense	180,463	53,204	55,366	-	289,033
Segment income (loss) before other income (expense)	127,004	(11,649)	(55,372)	-	59,983
Other income (expense):
Corporate interest income	-	-	21	-	21
Corporate interest expense	-	-	(45,483)	-	(45,483)
Gains on sale of investments, net	-	-	18	-	18
Losses on early extinguishment of debt	-	-	(50,608)	-	(50,608)
Equity in loss of investments and venture funds	-	-	(234)	-	(234)
Total other income (expense)	-	-	(96,286)	-	(96,286)
Segment income (loss)	$127,004	$(11,649)	$(151,658)	$-	$(36,303)

	Three Months Ended December 31, 2011
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(4)	Total
	(In thousands)
Revenue:
Operating interest income	$190,804	$300,227	$5	$(124,517)	$366,519
Operating interest expense	(10,893)	(190,885)	-	124,517	(77,261)
Net operating interest income	179,911	109,342	5	-	289,258
Commissions	94,553	-	-	-	94,553
Fees and service charges	26,783	370	-	-	27,153
Principal transactions	24,682	-	-	-	24,682
Gains (losses) on loans and securities, net	340	32,275	(68)	-	32,547
Net impairment	-	(2,765)	-	-	(2,765)
Other revenues	7,783	1,799	-	-	9,582
Total non-interest income	154,141	31,679	(68)	-	185,752
Total net revenue	334,052	141,021	(63)	-	475,010
Provision for loan losses	-	123,036	-	-	123,036
Operating expense:
Compensation and benefits	66,412	4,221	18,040	-	88,673
Clearing and servicing	16,175	17,782	-	-	33,957
Advertising and market development	36,492	38	-	-	36,530
FDIC insurance premiums	-	25,154	-	-	25,154
Professional services	14,120	729	10,091	-	24,940
Occupancy and equipment	16,725	572	545	-	17,842
Communications	16,853	369	401	-	17,623
Depreciation and amortization	17,468	193	4,278	-	21,939
Amortization of other intangibles	6,538	-	-	-	6,538
Facility restructuring and other exit activities	-	-	1,650	-	1,650
Other operating expenses	2,096	11,211	16,107	-	29,414
Total operating expense	192,879	60,269	51,112	-	304,260
Segment income (loss) before other income (expense)	141,173	(42,284)	(51,175)	-	47,714
Other income (expense):
Corporate interest income	-	-	13	-	13
Corporate interest expense	-	-	(44,959)	-	(44,959)
Gains on sales of investments, net	-	-	6	-	6
Equity in loss of investments and venture funds	-	-	(1,956)	-	(1,956)
Total other income (expense)	-	-	(46,896)	-	(46,896)
Segment income (loss)	$141,173	$(42,284)	$(98,071)	$-	$818

Key Performance Metrics(5)

Corporate Metrics	Qtr ended 12/31/12	Qtr ended 9/30/12	Qtr ended 12/31/12 vs. 9/30/12	Qtr ended 12/31/11	Qtr ended 12/31/12 vs. 12/31/11

Operating margin %(6)
Consolidated	23%	12%	11%	10%	13%
Trading and Investing	36%	41%	(5)%	42%	(6)%
Balance Sheet Management	26%	N.M.	N.M.	N.M.	N.M.

Employees	2,988	3,086	(3)%	3,240	(8)%
Consultants and other	100	100	0%	167	(40)%
Total headcount	3,088	3,186	(3)%	3,407	(9)%

Book value per share	$17.14	$17.81	(4)%	$17.27	(1)%
Tangible book value per share(7)	$10.50	$11.17	(6)%	$10.44	1%

Corporate cash ($MM)	$407.6	$430.8	(5)%	$484.4	(16)%

Enterprise net interest spread (basis points)(8)	238	228	4%	266	(11)%
Enterprise interest-earning assets, average ($MM)	$42,882	$44,853	(4)%	$42,565	1%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net loss	$(186.1)	$(28.6)	N.M.	$(6.3)	N.M.
Income tax expense (benefit)	(35.1)	(7.7)	N.M.	7.2	N.M.
Depreciation & amortization	28.5	29.3	(3)%	28.4	0%
Corporate interest expense	44.0	45.5	(3)%	45.0	(2)%
EBITDA	$(148.7)	$38.5	N.M.	$74.3	N.M.

Interest coverage(9)	(3.4)	0.8	N.M.	1.7	N.M.

Bank earnings before taxes and before credit losses ($MM)(10)	$137.6	$145.9	(6)%	$174.9	(21)%

Trading and Investing Metrics

Trading days	61.0	62.5	N.M.	62.5	N.M.

DARTs	128,009	128,701	(1)%	140,059	(9)%

Total trades (MM)	7.8	8.0	(3)%	8.8	(11)%
Average commission per trade	$11.10	$11.24	(1)%	$10.80	3%

End of period margin receivables ($B)	$5.8	$5.6	4%	$4.8	21%
Average margin receivables ($B)	$5.8	$5.6	4%	$4.9	18%

Gross new brokerage accounts	81,285	79,534	2%	75,953	7%
Gross new stock plan accounts	63,934	55,539	15%	40,802	57%
Gross new banking accounts	2,381	3,492	(32)%	4,497	(47)%
Closed accounts	(117,119)	(114,044)	N.M.	(111,945)	N.M.
Net new accounts	30,481	24,521	N.M.	9,307	N.M.

Net new brokerage accounts	10,339	18,247	N.M.	10,196	N.M.
Net new stock plan accounts	28,754	14,538	N.M.	8,326	N.M.
Net new banking accounts	(8,612)	(8,264)	N.M.	(9,215)	N.M.
Net new accounts	30,481	24,521	N.M.	9,307	N.M.

End of period brokerage accounts	2,903,191	2,892,852	0%	2,783,012	4%
End of period stock plan accounts	1,147,594	1,118,840	3%	1,070,414	7%
End of period banking accounts	429,272	437,884	(2)%	463,568	(7)%
End of period total accounts	4,480,057	4,449,576	1%	4,316,994	4%

Annualized brokerage account attrition rate(11)	9.8%	8.5%	N.M.	9.5%	N.M.

Customer Assets ($B)
Security holdings	$138.7	$141.2	(2)%	$118.1	17%
Customer payables (cash)	5.0	6.0	(17)%	5.6	(11)%
Customer cash balances held by third parties(12)	7.6	4.7	62%	3.5	117%
Unexercised stock plan customer options (vested)	21.5	23.1	(7)%	18.8	14%
Customer assets in brokerage and stock plan accounts	172.8	175.0	(1)%	146.0	18%
Sweep deposits	21.3	21.9	(3)%	18.6	15%
Savings, transaction and other	7.1	7.2	(1)%	7.8	(9)%
Customer assets in banking accounts	28.4	29.1	(2)%	26.4	8%
Total customer assets	$201.2	$204.1	(1)%	$172.4	17%

Net new brokerage assets ($B)(13)	$2.3	$1.9	N.M.	$1.7	N.M.
Net new banking assets ($B)(13)	(0.1)	(0.2)	N.M.	-	N.M.
Net new customer assets ($B)(13)	$2.2	$1.7	N.M.	$1.7	N.M.

Brokerage related cash ($B)	$33.9	$32.6	4%	$27.7	22%
Other customer cash and deposits ($B)	7.1	7.2	(1)%	7.8	(9)%
Total customer cash and deposits ($B)	$41.0	$39.8	3%	$35.5	15%

Unexercised stock plan customer options (unvested) ($B)	$46.7	$48.4	(4)%	$38.2	22%

Customer net (purchase) / sell activity ($B)	$(0.5)	$2.2	N.M.	$0.9	N.M.

Market Making
Equity shares traded (MM)	101,465	105,282	(4)%	73,597	38%
Average revenue capture per 1,000 equity shares	$0.248	$0.207	20%	$0.328	(24)%
% of Bulletin Board equity shares to total equity shares	93.0%	93.5%	(1)%	91.0%	2%

Balance Sheet Management Metrics

Loans receivable ($MM)
Average loans receivable	$11,092	$11,711	(5)%	$13,623	(19)%
Ending loans receivable, net	$10,099	$10,627	(5)%	$12,333	(18)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$4,858	$5,122	(5)%	$5,756	(16)%
30-89 days delinquent	233	210	11%	295	(21)%
90-179 days delinquent	95	108	(12)%	136	(30)%
Total 30-179 days delinquent	328	318	3%	431	(24)%
180+ days delinquent (net of $145M, $157M and $226M in charge-offs for Q412, Q312 and Q411, respectively)	279	300	(7)%	458	(39)%
Total delinquent loans(14)	607	618	(2)%	889	(32)%
Gross loans receivable(15)	$5,465	$5,740	(5)%	$6,645	(18)%

Home Equity
Current	$4,065	$4,277	(5)%	$5,073	(20)%
30-89 days delinquent	90	99	(9)%	154	(42)%
90-179 days delinquent	64	65	(2)%	100	(36)%
Total 30-179 days delinquent	154	164	(6)%	254	(39)%
180+ days delinquent (net of $23M, $23M and $20M in charge-offs for Q412, Q312 and Q411, respectively)	41	42	(2)%	58	(29)%
Total delinquent loans(14)	195	206	(5)%	312	(38)%
Gross loans receivable(15)	$4,260	$4,483	(5)%	$5,385	(21)%

Consumer and Other
Current	$829	$892	(7)%	$1,104	(25)%
30-89 days delinquent	19	18	6%	18	6%
90-179 days delinquent	6	3	100%	4	50%
Total 30-179 days delinquent	25	21	19%	22	14%
180+ days delinquent	-	-	N.M.	-	N.M.
Total delinquent loans	25	21	19%	22	14%
Gross loans receivable(15)	$854	$913	(6)%	$1,126	(24)%

Total Loans Receivable
Current	$9,752	$10,291	(5)%	$11,933	(18)%
30-89 days delinquent	342	327	5%	467	(27)%
90-179 days delinquent	165	176	(6)%	240	(31)%
Total 30-179 days delinquent	507	503	1%	707	(28)%
180+ days delinquent	320	342	(6)%	516	(38)%
Total delinquent loans(14)	827	845	(2)%	1,223	(32)%
Total gross loans receivable(15)	$10,579	$11,136	(5)%	$13,156	(20)%

TDR performance detail ($MM)(16)

One- to Four-Family TDRs
Current	$927	$849	9%	$767	21%
30-89 days delinquent	119	95	25%	88	35%
90-179 days delinquent	49	40	23%	33	48%
Total 30-179 days delinquent	168	135	24%	121	39%
180+ days delinquent (net of $76M, $47M and $40M in charge-offs for Q412, Q312 and Q411, respectively)	134	80	68%	85	58%
Total delinquent TDRs	302	215	40%	206	47%
TDRs	$1,229	$1,064	16%	$973	26%

Home Equity TDRs
Current	$232	$215	8%	$352	(34)%
30-89 days delinquent	17	18	(6)%	51	(67)%
90-179 days delinquent	8	9	(11)%	35	(77)%
Total 30-179 days delinquent	25	27	(7)%	86	(71)%
180+ days delinquent (net of $12M, $4M and $2M in charge-offs for Q412, Q312 and Q411, respectively)	20	6	233%	8	150%
Total delinquent TDRs	45	33	36%	94	(52)%
TDRs	$277	$248	12%	$446	(38)%

Total TDRs
Current	$1,159	$1,064	9%	$1,119	4%
30-89 days delinquent	136	113	20%	139	(2)%
90-179 days delinquent	57	49	16%	68	(16)%
Total 30-179 days delinquent	193	162	19%	207	(7)%
180+ days delinquent	154	86	79%	93	66%
Total delinquent TDRs	347	248	40%	300	16%
TDRs	$1,506	$1,312	15%	$1,419	6%

	December 31, 2012
	Modifications	Bankruptcies	Total TDRs
TDR reconciliation ($MM)(16)

One- to Four-Family TDRs
Current	$838	$89	$927
30-89 days delinquent	105	14	119
90-179 days delinquent	44	5	49
Total 30-179 days delinquent	149	19	168
180+ days delinquent	79	55	134
Total delinquent TDRs	228	74	302
TDRs	$1,066	$163	$1,229

Home Equity TDRs
Current	$196	$36	$232
30-89 days delinquent	15	2	17
90-179 days delinquent	6	2	8
Total 30-179 days delinquent	21	4	25
180+ days delinquent	7	13	20
Total delinquent TDRs	28	17	45
TDRs	$224	$53	$277

Total TDRs
Current	$1,034	$125	$1,159
30-89 days delinquent	120	16	136
90-179 days delinquent	50	7	57
Total 30-179 days delinquent	170	23	193
180+ days delinquent	86	68	154
Total delinquent TDRs	256	91	347
TDRs	$1,290	$216	$1,506

Capital Metrics	Qtr ended 12/31/12	Qtr ended 9/30/12	Qtr ended 12/31/12 vs. 9/30/12	Qtr ended 12/31/11	Qtr ended 12/31/12 vs. 12/31/11

E*TRADE Bank
Tier 1 leverage ratio(3)(17)	8.7%	7.9%	0.8%	7.8%	0.9%
Tier 1 risk-based capital ratio(17)	19.3%	18.0%	1.3%	16.0%	3.3%
Total risk-based capital ratio(17)	20.6%	19.3%	1.3%	17.3%	3.3%
Tier 1 common ratio(17)(18)	19.3%	18.0%	1.3%	16.0%	3.3%
E*TRADE Bank excess Tier 1 capital ($MM)(17)	$ 1,595.1	$ 1,327.5	20%	$ 1,188.1	34%
E*TRADE Bank excess Tier 1 risk-based capital ($MM)(17)	$ 2,594.6	$ 2,428.3	7%	$ 2,086.9	24%
E*TRADE Bank excess risk-based capital ($MM)(17)	$ 2,063.5	$ 1,876.7	10%	$ 1,516.1	36%

E*TRADE Financial
Tier 1 leverage ratio(1)	5.5%	5.8%	(0.3)%	5.7%	(0.2)%
Tier 1 risk-based capital ratio(1)	12.5%	13.0%	(0.5)%	11.4%	1.1%
Total risk-based capital ratio(1)	13.7%	14.3%	(0.6)%	12.7%	1.0%
Tier 1 common ratio(2)	10.3%	10.9%	(0.6)%	9.4%	0.9%

Activity in Allowance for Loan Losses
	Three Months Ended December 31, 2012
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/12	$206,400	$260,889	$40,993	$508,282
Provision for loan losses	9,586	57,981	6,843	74,410
Charge-offs, net	(32,049)	(61,537)	(8,355)	(101,941)
Allowance for loan losses, ending 12/31/12	$183,937	$257,333	$39,481	$480,751

	Three Months Ended September 30, 2012
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/12	$215,934	$266,883	$42,939	$525,756
Provision for loan losses	24,702	105,022	11,295	141,019
Charge-offs, net	(34,236)	(111,016)	(13,241)	(158,493)
Allowance for loan losses, ending 9/30/12	$206,400	$260,889	$40,993	$508,282

	Three Months Ended December 31, 2011
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/11	$311,451	$454,042	$54,562	$820,055
Provision for loan losses	52,547	66,269	4,220	123,036
Charge-offs, net	(49,811)	(57,023)	(13,441)	(120,275)
Allowance for loan losses, ending 12/31/11	$314,187	$463,288	$45,341	$822,816

Specific Valuation Allowance Activity(19)
	As of December 31, 2012
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(20)
	(Dollars in thousands)
One- to four-family	$1,383,254	$(317,085)	$1,066,169	$(89,684)	$976,485	8%	29%
Home equity	382,663	(159,244)	223,419	(81,690)	141,729	37%	63%
Total	$1,765,917	$(476,329)	$1,289,588	$(171,374)	$1,118,214	13%	37%

	As of September 30, 2012
	Recorded Investment in Modifications before charge-offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(20)
	(Dollars in thousands)
One- to four-family	$1,374,800	$(311,122)	$1,063,678	$(98,628)	$965,050	9%	30%
Home equity	405,302	(156,809)	248,493	(92,702)	155,791	37%	62%
Total	$1,780,102	$(467,931)	$1,312,171	$(191,330)	$1,120,841	15%	37%

	As of December 31, 2011
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(20)
	(Dollars in thousands)
One- to four-family	$1,209,361	$(236,408)	$972,953	$(101,188)	$871,765	10%	28%
Home equity	490,421	(44,482)	445,939	(218,955)	226,984	49%	55%
Total	$1,699,782	$(280,890)	$1,418,892	$(320,143)	$1,098,749	23%	35%

Average Enterprise Balance Sheet Data
	Three Months Ended
	December 31, 2012
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(21)	$11,099,147	$113,223	4.08%
Available-for-sale securities	13,584,735	73,542	2.17%
Held-to-maturity securities	9,605,213	61,387	2.56%
Margin receivables	5,785,166	57,214	3.93%
Cash and equivalents	1,677,106	999	0.24%
Segregated cash	566,531	133	0.09%
Securities borrowed and other	563,838	11,432	8.07%
Total enterprise interest-earning assets	$42,881,736	317,930	2.96%
Enterprise interest-bearing liabilities:
Deposits	$27,807,088	3,204	0.05%
Customer payables	5,678,243	2,049	0.14%
Securities sold under agreements to repurchase	4,601,941	37,145	3.16%
FHLB advances and other borrowings	1,777,594	17,652	3.89%
Securities loaned and other	707,570	22	0.01%
Total enterprise interest-bearing liabilities	$40,572,436	60,072	0.58%
Enterprise net interest income/spread(8)		$257,858	2.38%

	Three Months Ended
	September 30, 2012
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(21)	$11,727,325	$118,747	4.05%
Available-for-sale securities	14,992,705	82,959	2.21%
Held-to-maturity securities	8,984,586	61,923	2.76%
Margin receivables	5,604,036	55,465	3.94%
Cash and equivalents	2,268,833	1,219	0.21%
Segregated cash	693,057	115	0.07%
Securities borrowed and other	582,746	11,897	8.12%
Total enterprise interest-earning assets	$44,853,288	332,325	2.96%
Enterprise interest-bearing liabilities:
Deposits	$28,631,403	5,885	0.08%
Customer payables	5,646,155	2,839	0.20%
Securities sold under agreements to repurchase	4,709,203	40,136	3.34%
FHLB advances and other borrowings	2,622,282	24,153	3.60%
Securities loaned and other	705,235	30	0.02%
Total enterprise interest-bearing liabilities	$42,314,278	73,043	0.68%
Enterprise net interest income/spread(8)		$259,282	2.28%

	Three Months Ended
	December 31, 2011
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(21)	$13,630,858	$155,104	4.55%
Available-for-sale securities	15,118,778	101,700	2.69%
Held-to-maturity securities	5,347,207	42,684	3.19%
Margin receivables	4,924,505	51,155	4.12%
Cash and equivalents	1,622,995	774	0.19%
Segregated cash	1,324,309	310	0.09%
Securities borrowed and other	596,543	13,423	8.93%
Total enterprise interest-earning assets	$42,565,195	365,150	3.43%
Enterprise interest-bearing liabilities:
Deposits	$25,859,600	8,650	0.13%
Customer payables	5,522,278	2,343	0.17%
Securities sold under agreements to repurchase	5,078,591	39,164	3.02%
FHLB advances and other borrowings	2,733,340	26,702	3.82%
Securities loaned and other	573,105	365	0.25%
Total enterprise interest-bearing liabilities	$39,766,914	77,224	0.77%
Enterprise net interest income/spread(8)		$287,926	2.66%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income

	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011
	(In thousands)
Enterprise net interest income	$257,858	$259,282	$287,926
Taxable equivalent interest adjustment(22)	(212)	(298)	(291)
Earnings on customer cash held by third parties and other(23)	2,585	1,893	1,623
Net operating interest income	$260,231	$260,877	$289,258

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that tangible book value per share, corporate cash, EBITDA, interest coverage, Bank earnings before taxes and before credit losses, E*TRADE Bank Tier 1 common ratio and E*TRADE Financial ratios are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (7) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses that are not directly related to the performance of the business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (9) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of wholesale borrowings. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and losses on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital. See endnote (10) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

E*TRADE Bank Tier 1 Common Ratio and E*TRADE Financial Ratios

E*TRADE Financial ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, are based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Bank’s and E*TRADE Financial’s Tier 1 common ratios are defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these ratios are an important measure of E*TRADE Bank’s and the Company’s capital strength. See endnotes (1), (2) and (18) for reconciliations of these non-GAAP measures to the comparable GAAP measures.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios at E*TRADE Financial are Q412 estimates based on the Federal Reserve regulatory minimum well-capitalized requirements. E*TRADE Financial is not currently subject to capital requirements; however, the implementation of holding company capital requirements are expected to become effective within the next three years as a result of the Dodd-Frank Act. Management believes this ratio is an important measure of the Company's capital strength and has begun to track this ratio internally, using the current capital guidelines that apply to bank holding companies. The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios are calculated as follows (dollars in thousands):

	Q4 2012	Q3 2012	Q4 2011
Shareholders' equity	$4,904,470	$5,093,854	$4,927,950
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(315,369)	(307,587)	(389,623)
Goodwill and other intangible assets, net of deferred tax liabilities	1,899,365	1,897,547	1,947,488
ADD:
Qualifying restricted core capital elements (TRUPs)	433,000	433,000	433,000
Subtotal	3,753,474	3,936,894	3,803,085
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,278,912	1,259,101	1,331,001
Tier 1 capital	2,474,562	2,677,793	2,472,084
ADD:
Allowable allowance for loan losses	251,842	261,589	277,665
Total capital	$2,726,404	$2,939,382	$2,749,749

Total average assets	$48,152,713	$49,400,750	$46,964,166
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	1,899,365	1,897,547	1,947,488
Subtotal	46,253,348	47,503,203	45,016,678
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,278,912	1,259,101	1,331,001
Average total assets for leverage capital purposes	$44,974,436	$46,244,102	$43,685,677

Total risk-weighted assets(a)	$19,854,479	$20,614,940	$21,668,053

Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	5.5%	5.8%	5.7%
Tier 1 capital / Total risk-weighted assets	12.5%	13.0%	11.4%
Total capital / Total risk-weighted assets	13.7%	14.3%	12.7%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(2) The Tier 1 common ratio at E*TRADE Financial is a Q412 estimate and is a non-GAAP measure. Management believes this ratio is an important measure of the Company's capital strength. The Tier 1 common ratio is calculated as follows (dollars in thousands):

	Q4 2012	Q3 2012	Q4 2011
Shareholders' equity	$4,904,470	$5,093,854	$4,927,950
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(315,369)	(307,587)	(389,623)
Goodwill and other intangible assets, net of deferred tax liabilities	1,899,365	1,897,547	1,947,488
Subtotal	3,320,474	3,503,894	3,370,085
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,278,912	1,259,101	1,331,001
Tier 1 common	$2,041,562	$2,244,793	$2,039,084

Total risk-weighted assets	$19,854,479	$20,614,940	$21,668,053

Tier 1 common ratio (Tier 1 common / Total risk-weighted assets)	10.3%	10.9%	9.4%

(3) In Q112, the Company transitioned from reporting under the OTS reporting requirements to reporting under the OCC reporting requirements. The Tier 1 leverage ratio in this release is the OCC Tier 1 leverage ratio for Q412 and Q312 and the OTS Tier 1 capital ratio previously reported for Q411. The OTS Tier 1 capital ratio and OCC Tier 1 leverage ratio are both calculated using total adjusted assets.

(4) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(5) Amounts and percentages may not calculate due to rounding.

(6) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense) and income taxes. The percentage is calculated by dividing income (loss) before other income (expense) and income taxes by total net revenue.

(7) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share (dollars in thousands, except per share amounts):

	Q4 2012	Q3 2012	Q4 2011
Book value	$4,904,470	$5,093,854	$4,927,950
Less: Goodwill and other intangibles, net	(2,194,854)	(2,201,150)	(2,220,037)
Less: Deferred tax liability related to goodwill	295,489	303,603	272,549
Tangible book value	$3,005,105	$3,196,307	$2,980,462

	Q4 2012	Q3 2012	Q4 2011
Book value per share	$17.14	$17.81	$17.27
Less: Goodwill and other intangibles, net per share	(7.67)	(7.70)	(7.78)
Less: Deferred tax liability related to goodwill per share	1.03	1.06	0.95
Tangible book value per share	$10.50	$11.17	$10.44

(8) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(9) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. The interest coverage ratio based on the Company’s net loss was (4.2), (0.6), and (0.1) for the three months ended December 31, 2012, September 30, 2012, and December 31, 2011, respectively.

(10) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank’s holding company, ETB Holdings, Inc. (“Bank”) before provision for loan losses, gains on loans and securities, net, net impairment and losses on early extinguishment of wholesale borrowings. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from income (loss) before income taxes (dollars in thousands):

	Q4 2012	Q3 2012	Q4 2011
Income (loss) before income taxes	$(221,195)	$(36,303)	$818
Add back:
Non-bank loss before income tax benefit(b)	312,701	67,156	80,839
Provision for loan losses	74,410	141,019	123,036
Gains on loans and securities, net	(61,798)	(78,977)	(32,547)
Net impairment	5,729	2,395	2,765
Losses on early extinguishment of wholesale borrowings	27,776	50,608	-
Bank earnings before taxes and before credit losses	$137,623	$145,898	$174,911

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.
(b) Non-bank loss represents all of the Company’s subsidiaries, including Corporate, but excluding the Bank.

(11) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts, which are gross new brokerage accounts less net new brokerage accounts, by total brokerage accounts at the previous period end. This rate is presented on an annualized basis.

(12) Customer cash balances held by third parties are held outside E*TRADE Financial and include money market funds and sweep deposit accounts at unaffiliated financial institutions.

(13) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(14) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company as of the periods presented (dollars in millions):

	Q4 2012	Q3 2012	Q4 2011
One- to four-family	$457	$463	$458
Home equity	307	310	148
Total charge-offs	$764	$773	$606

(15) Includes unpaid principal balances and premiums (discounts).

(16) The TDR loan performance detail is a subset of the Company’s total loan performance. TDRs include loan modifications performed under the Company’s modification programs. Beginning in Q412, reported TDRs also included loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company.

(17) E*TRADE Bank capital ratios and excess capital amounts are Q412 estimates based on the regulatory minimum well-capitalized threshold. Below is a reconciliation of beginning to ending E*TRADE Bank excess risk-based capital for the quarterly periods presented:

	Q4 2012	Q3 2012	Q4 2011
Beginning E*TRADE Bank excess risk-based capital ($MM)	$1,877	$1,686	$1,537
Bank earnings before taxes and before credit losses	138	146	175
Provision for loan losses	(74)	(141)	(123)
Loan portfolio run-off(a)	17	1	51
Margin decrease (increase)	(20)	20	34
Capital upstream(b)	(58)	-	-
Changes in disallowed deferred tax assets	19	88	(145)
Other capital changes(c)	165	77	(13)
Ending E*TRADE Bank excess risk-based capital ($MM)	$2,064	$1,877	$1,516

(a) The capital release from loan portfolio run-off includes the decrease in risk-based capital required for the one- to four-family, home equity and consumer loan portfolios.
(b) Represents cash flows to and from the parent company.
(c) Represents the capital impact related to changes in other risk-weighted assets.

(18) The Tier 1 common ratio at E*TRADE Bank is a Q412 estimate and is a non-GAAP measure. Management believes this ratio is an important measure of E*TRADE Bank's capital strength. The E*TRADE Bank Tier 1 common ratio is calculated as follows (dollars in thousands):

	Q4 2012	Q3 2012	Q4 2011
E*TRADE Bank shareholder's equity	$5,703,018	$5,676,026	$5,445,234
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(315,369)	(307,371)	(392,951)
Goodwill and other intangible assets, net of deferred tax liabilities	1,600,457	1,607,376	1,656,176
Subtotal	4,417,930	4,376,021	4,182,009
DEDUCT:
Disallowed servicing assets and deferred tax assets	655,687	735,083	830,149
Deduction for low-level recourse and residual interests	-	-	13,242
E*TRADE Bank Tier 1 common	$3,762,243	$3,640,938	$3,338,618

E*TRADE Bank total risk-weighted assets	$19,461,264	$20,211,214	$20,862,432

E*TRADE Bank tier 1 common ratio (Tier 1 common / Total risk-weighted assets)	19.3%	18.0%	16.0%

(19) Modifications are a subset of TDRs, and represent loan modifications performed under the Company’s modification programs. They do not include loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company.

(20) The total expected losses on modifications includes both the previously recorded charge-offs and the specific valuation allowance.

(21) Excludes loans to customers on margin.

(22) Gross-up for tax-exempt securities.

(23) Includes interest earned on average customer assets of $5.9 billion, $3.9 billion, and $3.7 billion for the quarters ended December 31, 2012, September 30, 2012, and December 31, 2011, respectively, held by third parties outside E*TRADE Financial, including money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Financial Media Relations
Robert Horton, 646-521-4418
mediainq@etrade.com
or
E*TRADE Financial Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com